AMENDED AND RESTATED ARTICLES OF AMENDMENT
               DESIGNATING THE PREFERENCES, RIGHTS AND LIMITATIONS
                         OF THE CLASS A PREFERRED STOCK
                                       OF
                              IMC MORTGAGE COMPANY

         Pursuant to Section 607.0602 of the Florida Business Corporation Act, IMC Mortgage Company, a Florida corporation (the "Company"), hereby certifies that the following amended and restated amendments were duly adopted by the Board of Directors of the Company (the "Board") on October 13, 1998, pursuant to authority conferred upon the Board by the provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation").

         Designation of Class A Preferred Stock. The Class, designated as Class A Preferred Stock will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

         SECTION 1. Designation, Rank. This series of preferred stock shall be designated the "Class A Preferred Stock," with a par value of $0.01 per share (the "Preferred Stock"). The Preferred Stock will rank, with respect to rights on liquidation, winding-up and dissolution, (i) senior to all classes of common stock of the Company, as they exist on the date hereof or as such stock may be constituted from time to time (the "Common Stock"), and each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock do not expressly provide that it ranks on a parity with the Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Junior Securities"); (ii) on a parity with each class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock expressly provide that it will rank on a parity with the Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Parity Securities"); and (iii) junior to each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock expressly provide that it will rank senior to the Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Senior Securities").

         SECTION  2.  Authorized   Number.   The  authorized  number  of  shares
constituting the Preferred Stock shall be 500,000 shares.

         SECTION 3. Dividends. Holders of Preferred Stock will not be entitled to any dividends.

         SECTION 4. Liquidation Rights. The liquidation value of each share of Preferred Stock shall be $100.00 (the "Liquidation Value"). In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after satisfaction of the claims of creditors and before any payment or distribution of assets is made on any Junior Securities, including, without limitation, the Common Stock but after any payment or distribution of assets to holders of Senior Securities, if any, (i) the holders of Preferred Stock shall receive a liquidation preference equal to the Liquidation Value of their shares and (ii) the holders of any Parity Securities shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution (whether or not declared). If, upon such a voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company are insufficient to pay in full the amounts described above as payable with respect to the Preferred Stock and any Parity Securities, the holders of the Preferred Stock and such Parity Securities will share ratably in any distribution of assets of the Company in proportion to their respective liquidation preferences. After payment of the Liquidation Value, the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither the sale or transfer of all or any part of the assets of the Company, nor the merger or consolidation of the Company into or with any other corporation or a merger of any other corporation with or into the Company, will be deemed to be a liquidation, dissolution or winding-up of the Company.

         SECTION 5. Voting Rights.

         Except as provided below or as may be required by the law of the State of Florida or provided by the resolution creating any other series of preferred stock, the holders of Preferred Stock will not be entitled to vote. So long as any shares of Preferred Stock are outstanding, the vote or consent of the holders of 66 2/3% of the outstanding shares of Preferred Stock, voting together as a single class, shall be necessary to (i) increase or decrease the par value of the shares of Preferred Stock or (ii) amend Article IV of the Articles of Incorporation, except with respect to changes in the par value of, or the number of authorized shares of Common Stock, or alter or change the powers, preferences, or special rights of the shares of Preferred Stock, so as to affect them adversely, either directly or indirectly, or through a merger or consolidation with any person, or (iii) authorize or issue any additional class or series of Parity Securities or Senior Securities, or any security convertible into Parity Securities or Senior Securities; provided, however, that the Company may amend such Article IV to authorize Parity Securities not to exceed, in the aggregate, $100 million in liquidation value without the consent of holders of 66 2/3% of the outstanding shares of Preferred Stock.

         SECTION 6. Mandatory Redemption.

         (a) The Company shall be required to redeem (x) 33 1/3% of the Preferred Stock outstanding on July 14, 2008, (y) 50% of the Preferred Stock outstanding on July 14, 2009 and (z) the balance of the Preferred Stock outstanding on July 14, 2010, at a redemption price per share equal to the Liquidation Value. In addition, the Company shall be required to redeem, in the event of a Change of Control, all of the Preferred Stock then outstanding no later than 30 days following the occurrence of such Change of Control, at a redemption price per share equal to 110% of the Liquidation Value (such payment, together with each of the redemption payments required to be made pursuant to the immediately preceding sentence, a "Redemption Payment"). In accordance with subsection (b) below, the Company shall mail to each record holder of Preferred Stock written notice of its requirement to redeem shares of Preferred Stock held by such holder. For purposes of this Section 6, "Change of Control" means the occurrence of any of the following events (other than as a consequence of the issuance of capital stock of the Company to the initial holder or holders of the Preferred Stock): (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 50% of the voting stock of the Company; (ii) individuals who on the date hereof constituted the Board (together with any such individuals whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a majority of the directors then still in office who were directors on the date hereof or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; (iii) the Company or any of its subsidiaries consummates any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in any transaction or series of transactions not in the ordinary course of business; or (iv) the Company engages in a merger, consolidation or similar business combination with any third party.

         (b) Mechanics of Redemption. In the event the Company shall be required to redeem shares of Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 30 days prior to the redemption date, to the holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the redemption price; and (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. The redeemed shares of Preferred Stock shall no longer be deemed to be outstanding and shall be canceled and shall not be available for reissue or redesignation, and all rights of the holders thereof as a shareholder of the Company (except the right to receive from the Company the redemption price) shall cease.

         SECTION 7. Status of Reacquired Shares. If shares of Preferred Stock are redeemed pursuant to Section 6 hereof, the shares so redeemed shall, upon compliance with any statutory requirements, assume the status of authorized but unissued shares of preferred stock of the Company, but may not be reissued as Preferred Stock.

         SECTION 8. Preemptive Rights. The Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

         SECTION 9. Notices. Except as otherwise provided herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by and when sent by telex or telecopier (with receipt confirmed) on the business day following receipt, provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of Preferred Stock, to such holder's address as it appears on the books of the Company, and (ii) in the case of the Company, to the Company's principal executive offices to the attention of the Company's Chief Financial Officer.

         SECTION 10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         IN WITNESS WHEREOF, IMC Mortgage Company has caused these Articles of Amendment to be duly executed by its duly authorized officer and attested by its Secretary this 13th day of October, 1998.

                                            IMC MORTGAGE COMPANY



                                            By:
                                                -----------------------
                                            Name:
                                            Title:


ATTEST:

-----------------------
Name:
Title:

                   AMENDED AND RESTATED ARTICLES OF AMENDMENT
               DESIGNATING THE PREFERENCES, RIGHTS AND LIMITATIONS
                         OF THE CLASS B PREFERRED STOCK
                                       OF
                              IMC MORTGAGE COMPANY

         Pursuant to Section 607.0602 of the Florida Business Corporation Act, IMC Mortgage Company, a Florida corporation (the "Company"), hereby certifies that the following amended and restated amendments were duly adopted by the Board of Directors of the Company (the "Board") on October 13, 1998, pursuant to authority conferred upon the Board by the provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation").

         Designation of Class B Preferred Stock. The Class, designated as Class B Preferred Stock will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

         SECTION 1. Designation, Rank. This series of preferred stock shall be designated the "Class B Preferred Stock," with a par value of $0.01 per share (the "Preferred Stock"). The Preferred Stock will rank, with respect to rights on liquidation, winding-up and dissolution, (i) senior to all classes of common stock of the Company, as they exist on the date hereof or as such stock may be constituted from time to time (the "Common Stock"), and each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock do not expressly provide that it ranks on a parity with the Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Junior Securities"); (ii) on a parity with each class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock expressly provide that it will rank on a parity with the Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Parity Securities"); and (iii) junior to each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock expressly provide that it will rank senior to the Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Senior Securities").

         SECTION  2.  Authorized   Number.   The  authorized  number  of  shares
constituting the Preferred Stock shall be 300,000 shares.

         SECTION 3. Dividends. Holders of Preferred Stock will not be entitled to any dividends.

         SECTION 4. Liquidation Rights. The liquidation value of each share of Preferred Stock shall be $100.00 (the "Liquidation Value"). In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after satisfaction of the claims of creditors and before any payment or distribution of assets is made on any Junior Securities, including, without limitation, the Common Stock but after any payment or distribution of assets to holders of Senior Securities, if any, (i) the holders of Preferred Stock shall receive a liquidation preference equal to the Liquidation Value of their shares and (ii) the holders of any Parity Securities shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution (whether or not declared). If, upon such a voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company are insufficient to pay in full the amounts described above as payable with respect to the Preferred Stock and any Parity Securities, the holders of the Preferred Stock and such Parity Securities will share ratably in any distribution of assets of the Company in proportion to their respective liquidation preferences. After payment of the Liquidation Value, the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither the sale or transfer of all or any part of the assets of the Company, nor the merger or consolidation of the Company into or with any other corporation or a merger of any other corporation with or into the Company, will be deemed to be a liquidation, dissolution or winding-up of the Company.

         SECTION 5. Voting Rights.

         Except as provided below or as may be required by the law of the State of Florida or provided by the resolution creating any other series of preferred stock, the holders of Preferred Stock will not be entitled to vote. So long as any shares of Preferred Stock are outstanding, the vote or consent of the holders of 66 2/3% of the outstanding shares of Preferred Stock, voting together as a single class, shall be necessary to (i) increase or decrease the par value of the shares of Preferred Stock or (ii) amend Article IV of the Articles of Incorporation, except with respect to changes in the par value of, or the number of authorized shares of Common Stock, or alter or change the powers, preferences, or special rights of the shares of Preferred Stock, so as to affect them adversely, either directly or indirectly, or through a merger or consolidation with any person, or (iii) authorize or issue any additional class or series of Parity Securities or Senior Securities, or any security convertible into Parity Securities or Senior Securities; provided, however, that the Company may amend such Article IV to authorize Parity Securities not to exceed, in the aggregate, $100 million in liquidation value without the consent of holders of 66 2/3% of the outstanding shares of Preferred Stock.

         SECTION 6. Mandatory Redemption.

         (a) The Company shall be required to redeem (x) 33 1/3% of the Preferred Stock outstanding on July 14, 2008, (y) 50% of the Preferred Stock outstanding on July 14, 2009 and (z) the balance of the Preferred Stock outstanding on July 14, 2010, at a redemption price per share equal to the Liquidation Value. In addition, the Company shall be required to redeem, in the event of a Change of Control, all of the Preferred Stock then outstanding no later than 30 days following the occurrence of such Change of Control, at a redemption price per share equal to 110% of the Liquidation Value (such payment, together with each of the redemption payments required to be made pursuant to the immediately preceding sentence, a "Redemption Payment"). In accordance with subsection (b) below, the Company shall mail to each record holder of Preferred Stock written notice of its requirement to redeem shares of Preferred Stock held by such holder. For purposes of this Section 6, "Change of Control" means the occurrence of any of the following events (other than as a consequence of the issuance of capital stock of the Company to the initial holder or holders of the Preferred Stock): (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 50% of the voting stock of the Company; (ii) individuals who on the date hereof constituted the Board (together with any such individuals whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a majority of the directors then still in office who were directors on the date hereof or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; (iii) the Company or any of its subsidiaries consummates any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in any transaction or series of transactions not in the ordinary course of business; or (iv) the Company engages in a merger, consolidation or similar business combination with any third party.

         (b) Mechanics of Redemption. In the event the Company shall be required to redeem shares of Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 30 days prior to the redemption date, to the holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the redemption price; and (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. The redeemed shares of Preferred Stock shall no longer be deemed to be outstanding and shall be canceled and shall not be available for reissue or redesignation, and all rights of the holders thereof as a shareholder of the Company (except the right to receive from the Company the redemption price) shall cease.

         SECTION 7. Status of Reacquired Shares. If shares of Preferred Stock are redeemed pursuant to Section 6 hereof, the shares so redeemed shall, upon compliance with any statutory requirements, assume the status of authorized but unissued shares of preferred stock of the Company, but may not be reissued as Preferred Stock.

         SECTION 8. Preemptive Rights. The Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

         SECTION 9. Notices. Except as otherwise provided herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by and when sent by telex or telecopier (with receipt confirmed) on the business day following receipt, provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of Preferred Stock, to such holder's address as it appears on the books of the Company, and (ii) in the case of the Company, to the Company's principal executive offices to the attention of the Company's Chief Financial Officer.

         SECTION 10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         IN WITNESS WHEREOF, IMC Mortgage Company has caused these Articles of Amendment to be duly executed by its duly authorized officer and attested by its Secretary this 13th day of October, 1998.

                                            IMC MORTGAGE COMPANY



                                            By: /s/
                                                -----------------------
                                                Name:
                                                Title:


ATTEST:
/s/
-----------------------
Name:
Title:

                              ARTICLES OF AMENDMENT
               DESIGNATING THE PREFERENCES, RIGHTS AND LIMITATIONS
                   OF THE CLASS C EXCHANGEABLE PREFERRED STOCK
                                       OF
                              IMC MORTGAGE COMPANY

         Pursuant to Section 607.0602 of the Florida Business Corporation Act (the "Act"), IMC Mortgage Company, a Florida corporation (the "Company"), hereby certifies that the following amendments were duly adopted by the Board of Directors of the Company (the "Board") on October 13, 1998, pursuant to authority conferred upon the Board by the provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation").

         DESIGNATION OF CLASS C EXCHANGEABLE PREFERRED STOCK. The Class, designated as Class C Exchangeable Preferred Stock will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

         SECTION 1. Designation, Rank. This series of preferred stock shall be designated the "Class C Exchangeable Preferred Stock," with a par value of $0.01 per share (the "Exchangeable Preferred Stock"). The Exchangeable Preferred Stock will rank, with respect to rights on liquidation, winding-up and dissolution,
(i) senior to all classes of common stock of the Company, as they exist on the date hereof or as such stock may be constituted from time to time (the "Common Stock"), and each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock do not expressly provide that it ranks on a parity with the Exchangeable Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Junior Securities"); (ii) on a parity with the Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock of the Company (the "Class D Preferred Stock"), and each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock expressly provide that it will rank on a parity with the Exchangeable Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Parity Securities"); and (iii) junior to each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock expressly provide that it will rank senior to the Exchangeable Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Senior Securities").

         SECTION  2.  Authorized   Number.   The  authorized  number  of  shares
constituting the Exchangeable Preferred Stock shall be 800,000 shares.

         SECTION 3. Dividends. (a) The holders of shares of Exchangeable Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, dividends payable in cash equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, including, without limitation, evidences of indebtedness, equity securities (including equity interests in the Company's subsidiaries) or other assets, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassi fication or otherwise), declared on the Common Stock.

         (b) The Company shall declare a dividend or distribution on the Exchangeable Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Exchangeable Preferred Stock from the date the Company declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock). Dividends paid on the shares of Exchangeable Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Exchangeable Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         SECTION 4. Liquidation Rights. The liquidation value of each share of Exchangeable Preferred Stock shall be $10.00 (the "Liquidation Value"). In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after satisfaction of the claims of creditors and before any payment or distribution of assets is made on any Junior Securities, including, without limitation, the Common Stock but after any payment or distribution of assets to holders of Senior Securities, if any, (i) the holders of Exchangeable Preferred Stock shall receive a liquidation preference equal to the greater of (A) the Liquidation Value of their shares, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (B) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock and (ii) the holders of any Parity Securities shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution (whether or not declared). In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Exchangeable Preferred Stock are entitled immediately prior to such event under the provision in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. If, upon such a voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company are insufficient to pay in full the amounts described above as payable with respect to the Exchangeable Preferred Stock and any Parity Securities, the holders of the Exchangeable Preferred Stock and such Parity Securities will share ratably in any distribution of assets of the Company in proportion to their respective liquidation preferences. After payment of such liquidation preference, the Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither the sale or transfer of all or any part of the assets of the Company, nor the merger or consolidation of the Company into or with any other corporation or a merger of any other corporation with or into the Company, will be deemed to be a liquidation, dissolution or winding-up of the Company.

         SECTION 5. Voting Rights. Except as provided below or as may be required by the laws of the State of Florida or by resolution creating any other series of preferred stock, the holders of Exchangeable Preferred Stock will not be entitled to vote. So long as any shares of Exchangeable Preferred Stock are outstanding, the vote or consent of the holders of 66 2/3% of the outstanding shares of Exchangeable Preferred Stock, voting together as a single class, shall be necessary to (i) increase or decrease the par value of the shares of Exchangeable Preferred Stock or (ii) amend Article IV of the Articles of Incorporation, or alter or change the powers, preferences, or special rights of the shares of Exchangeable Preferred Stock, so as to affect them adversely, either directly or indirectly, or through a merger or consolidation with any person, or (iii) authorize or issue any additional class or series of Parity Securities or Senior Securities, or any security convertible into Parity Securities or Senior Securities.

         SECTION 6. Certain Transactions.

         (a) Consolidation, Merger or Sale of Assets. If any transaction shall occur, including without limitation (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation or merger of the Company with or into another person or any merger of another person into the Company (other than a merger in which the Company is the surviving corporation and that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale, lease or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange, pursuant to any of which holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that each share of Exchangeable Preferred Stock then outstanding shall be converted into the right to receive without any further action on the part of the holder thereof, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, lease, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such share of Exchangeable Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, lease, transfer or share exchange, assuming solely for such purpose that each share of Exchangeable Preferred Stock is convertible at the option of the holder thereof into 1,000 (one thousand) fully paid and non-assessable shares of Common Stock (such assumed rate of conversion, as adjusted from time to time, the "Adjustment Rate"), and the Company shall not enter into any such merger, consolidation, sale, lease transfer or share exchange unless the company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation, other constituent document or the agreements relating to such transaction to assume or establish such right.

         (b) Adjustment Rate Adjustments. The Adjustment Rate is subject to adjustment from and after October 14, 1998, whether or not any Exchangeable Preferred Stock is outstanding, from time to time as follows:

                  (i) In case the Company shall (1) pay a dividend or make a distribution on Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a smaller number of shares, the Adjustment Rate in effect immediately prior to such action shall be adjusted so that if the holder of any Exchangeable Preferred Stock were able to convert such stock into Common Stock, such holder would be entitled to receive the number of shares of Common Stock which such holder would have been entitled to receive immediately following such action had the holder's Exchangeable Preferred Stock been converted at the Adjustment Rate immediately prior thereto. An adjustment made pursuant to this subsection (i) shall become effective immediately (except as provided in subsection (vi) below) after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (ii) In case the Company shall (x) issue, sell or otherwise distribute any shares of Common Stock or (y) issue rights, options or warrants entitling the holder thereof to subscribe for or purchase shares of Common Stock ("Options") or any indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both ("Convertible Securities") to any person, in the case of clause (x) above, at a price per share, or in the case of clause (y) above, at an exercise or conversion price per share, less than the Current Market Value per share (as defined in subsection (iv) below) of the Common Stock on the record date mentioned below (other than a dividend payable to holders of Common Stock which is also distributed to holders of shares of Exchangeable Preferred Stock pursuant to Section 3 hereof), then the Adjustment Rate in effect immediately prior thereto shall be adjusted so that it shall equal the rate determined by multiplying the Adjustment Rate in effect immediately prior to the date of issuance of such Common Stock, Options or Convertible Securities by a fraction of which

                           (1) the numerator  shall be the sum of (A) the number
                  of shares of Common Stock outstanding on the date of issuance, sale, transfer or distribution of such Common Stock, Options or Convertible Securities immediately prior to such issuance, sale, transfer or distribution plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase, or subject to issuance upon exercise, conversion or exchange of such Options or Convertible Securities, and

                           (2) the denominator shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such Common Stock, Options or Convertible Securities immediately prior to such issuance, sale, transfer or distribution plus (B) the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Value (determined by multiplying such total number of shares offered for subscription or purchase or subject to issuance upon exercise, conversion or exchange of such Options or
                  Convertible Securities by the sum of the exercise price of such Options or Convertible Securities plus the value of any consideration per share paid to the Company for such Common Stock, Options or Convertible Securities and dividing the product so obtained by such Current Market Value).

                  Such adjustment shall be made successively whenever any Common Stock is issued, sold or otherwise distributed or any Convertible Securities or Options are issued, and shall become effective immediately (except as provided in subsection (vi) below) after the record date for the determination of shareholders entitled to receive such Convertible Securities or Options, as the case may be. In determining the value of any consideration received by the Company for such Common Stock, Convertible Securities or Options, as the case may be, the determination of the Board in good faith shall be conclusive and shall be described in a Board resolution, provided that any shares of Common Stock issued or issuable as contingent consideration or earn-out payments in respect of acquisition agreements made by the Company on or prior to the date hereof shall give rise to an adjustment hereunder when the number of such shares to be issued becomes fixed and shall be deemed to have been issued for no consideration. If such an adjustment is made and such Options or Convertible Securities are later exchanged, redeemed, invalidated or terminated, or expire by their terms, then a corresponding reversing adjustment shall be made to the Adjustment Rate, on an equitable basis, to take account of such event.

                  (iii) Notwithstanding subsection (ii) above, any adjustments to the Adjustment Rate to account for the issuance of "Rights" under a Shareholder Rights Plan or Agreement (a "Rights Agreement") adopted subsequent to the date hereof shall be made when such Rights are exercised or exchanged by the Company for Common Stock (Common Stock issued pursuant to the exercise of, or exchange by the Company for, such Rights are referred to as "Rights Stock") pursuant to a Rights Agreement or like arrangement at a price per share less than the Current Market Value per share of Common Stock on the date of such exercise or exchange. The Adjustment Rate in effect immediately prior to such exercise or exchange shall be adjusted so that it shall equal the rate determined by multiplying the Adjustment Rate in effect immediately prior to the date of such exercise or exchange by a fraction of which

                           (1) the numerator  shall be the sum of (A) the number
                  of shares of Common Stock outstanding on the date of issuance of such Rights Stock immediately prior to such issuance plus
                  (B) the number of additional shares of Rights Stock which are so issued, and

                           (2) the denominator shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such Rights Stock immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received for the total number of shares of Rights Stock so issued would purchase at such Current Market Value (determined by multiplying such total number of shares of Rights Stock by the consideration received per share of such Rights Stock and dividing the product so obtained by such Current Market Value).

                  Such adjustment shall be made successively whenever any Rights Stock is issued, and shall become effective immediately (except as provided in subsection (vi) below) after the issuance of Rights Stock. If after the "Distribution Date" or a similar date (as defined in a Rights Agreement), holders converting shares of Exchangeable Preferred Stock are, for any reason, not entitled to receive the Rights or similar rights, options or warrants which would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon such conversion, then an increasing adjustment shall be made in the Adjustment Rate to reflect the fair market value of the Rights or similar rights, options or warrants. If such an adjustment is made and the Rights or similar rights, options or warrants are later exchanged, redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Adjustment Rate, on an equitable basis, to take account of such event.

                  (iv) For the purpose of any computation under subsections (ii) and (iii) above, the "Current Market Value" per share of stock on any date shall be deemed to be (i) if shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the last sale prices of a share of such stock for the 15 consecutive trading days commencing 20 trading days before the earliest of the date in question and the date before the "ex date" with respect to the issuance or distribution requiring such computation, or, if there shall have been no sales of such stock on any such trading day, the average of the closing bid and asked prices at the end of such trading day or (ii) if no shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the Current Market Value of a share of Common Stock shall be determined in good faith by an independent investment bank of nationally recognized standing. For purposes of clause (ii) of the preceding sentence, the determination of "Current Market Value" shall be made without consideration of (w) the lack of an actively trading public market for the Common Stock, (x) any restrictions on the transfer of shares of Common Stock and (y) any discount for holdings of less than a majority or controlling interest of the outstanding capital stock of the Company. For purposes of this subsection (iv), the term "ex date", when used with respect to any issuance or distribution, means the first date on which the stock trades regular way on the principal national securities exchange on which the stock is listed or admitted to trading (or if not so listed or admitted, on NASDAQ, or a similar organization if NASDAQ is no longer reporting trading information) without the right to receive such issuance or distribution.

                  (v) If any event occurs as to which the other provisions of this Section 6(b) are not strictly applicable but the failure to make any adjustment would not fairly protect the economic rights of the Exchangeable Preferred Stock in accordance with the essential intent and principles hereof, then, in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 6(b), necessary to preserve, without dilution, the economic rights of the Exchangeable Preferred Stock. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the holders of the Exchangeable Preferred Stock and shall make the adjustments described therein.

                  (vi) In any case in which this Section 6(b) shall require that an adjustment be made immediately following a record date or immediately following the exercise of, or exchange of Rights Stock for, a Right, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the later of the "ex date" as defined above and the effective date of the event giving rise to such adjustment).

                  (vii) Whenever the Adjustment Rate is adjusted as provided above:

                           (1) the Company shall compute the adjusted Adjustment
                  Rate and shall promptly file with the stock transfer or conversion agent, as appropriate, for the Exchangeable Preferred Stock, a certificate signed by a principal financial officer of the Company setting forth the adjusted Adjustment Rate and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof; and

                           (2) a notice  stating  that the  Adjustment  Rate has
                  been adjusted and setting forth the adjusted Adjustment Rate shall, as soon as practicable, be sent by first-class mail to the holders of record of the Exchangeable Preferred Stock.

                           In case:

                           (A) the Company shall  authorize the issuance,  sale,
                  transfer  or   distribution   of  Common  Stock,   Options  or
                  Convertible Securities to any person;

                           (B) of any reorganization or  reclassification of the
                  Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or a subdivision or combination of its outstanding Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale, lease or transfer of all or substantially all the assets of the Company; or

                           (C) of the voluntary or involuntary liquidation, dissolution or winding-up of the Company;

         then the Company shall cause to be mailed to the stock transfer or conversion agent, as appropriate, for the Exchangeable Preferred Stock and to the holders of record of Exchangeable Preferred Stock, at least 20 days (or 10 days in any case described in subsection (A) above) prior to the applicable record date or effective date specified below, a notice stating (x) the date as of which such persons to be entitled to such Common Stock, Options or Convertible Securities are to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up. Neither the failure to give the notice required by this subsection (vii), nor any defect therein, to any particular holder shall affect the sufficiency of the notice or the legality or validity of any such Common Stock, Option, Convertible Security, reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up, or the vote authorizing any such action with respect to the other holders.

         (c) Exchange. Each share of Exchangeable Preferred Stock shall be exchangeable at any time following the occurrence of an Exchange Event (as hereafter defined) at the option of the holder thereof for 1 (one) fully paid and non-assessable share of Class D Preferred Stock.

         SECTION 7. Approval Rights. For so long as there are any outstanding shares of Exchangeable Preferred Stock, the Company shall not take, and shall not permit any of its subsidiaries to take, any of the following actions without the written consent of the holders of a majority of the shares of Exchangeable Preferred Stock then outstanding:

                  (i) declare or pay any dividend on, or make any payment on account of, or set apart any assets (other than setting aside Common Stock for exercise of options or conversion rights) for a sinking or other analogous fund, for the purchase, redemption, defeasance, retirement, or other acquisition of, any shares of any class of capital stock of the Company or any Options to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or in obligations or other securities of the Company, except that the Company may:

                  (A) make cash payments of up to $10,000,000 in any fiscal year of the Company to redeem any shares of any class of capital stock of the Company or any Options to purchase any such capital stock, whether now or hereafter outstanding; and

                  (B) make any redemptions of any shares of any class of capital stock of the Company or any Options to purchase any such capital stock to the extent such redemption is expressly approved by the holders of a majority of the shares of Exchangeable Preferred Stock then outstanding;

                  (ii) consummate any transaction that would result in a Change of Control; provided, however that no consent of the holders of the Class D Preferred Stock shall be required in the event of: (A) a merger, consolidation, share exchange, business combination or other similar transaction which results in the outstanding Common Stock being converted into the right to receive cash or securities of a company the outstanding common stock or other common equity securities of which is listed on the New York Stock Exchange or NASDAQ National Market System and which has a publicly traded float of at least $500 million (a "Qualifying Issuer"); (B) a sale, conveyance, lease, exchange, transfer or other disposition of all or substantially all the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or in a series of transactions outside of the ordinary course of business, and the consideration for such transaction is cash or securities of a Qualifying Issuer; (C) a tender offer or exchange offer for any or all of the outstanding shares of Common Stock, and the consideration for such transaction is cash or securities of a Qualifying Issuer; or (D) any of the foregoing transactions described in clauses (A), (B) and (C), in which the holder of any Exchangeable Preferred Stock receives consideration in connection with such transaction upon consummation thereof equal to the consideration that would have been payable to such holder had such Exchangeable Preferred Stock been converted into Common Stock of the Borrower assuming for such purpose conversion at the Adjustment Rate in effect immediately prior to the closing or record date for such transaction, regardless of whether there were sufficient shares of Common Stock authorized to permit such conversion. "Change of Control" means the occurrence of any of the following events:

                           (a) any  "Person"  (as such term is used in  Sections
                  13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 35% of the voting capital stock of the Company; or

                           (b)  individuals  who at the date hereof  constituted
                  the Board (together with any such individuals whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a majority of the directors then still in office who were directors on the date hereof or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

                           (c) the Company or any of its subsidiaries consummates any sale, lease, exchange or other disposition of all or substantially all of its assets in any transaction or series of transactions not in the ordinary course of business; or

                           (d) The Company engages in a merger, consolidation or
                  similar business combination with any third party;

                  (iii) acquire by purchase the business, assets or stock of any business for an aggregate purchase price (as determined in good faith by the Board) of more than $100 million;

                  (iv) effect any voluntary liquidation, dissolution or winding up of the Company; or

                  (v) issue (A) any shares of Exchangeable Preferred Stock, except pursuant to the terms of the Loan Agreement, dated the date hereof, among the Company, Greenwich Street Capital Partners II, L.P., Greenwich Fund, L.P. and Greenwich Offshore Fund, L.P., or (B) any shares of Exchangeable Preferred Stock, except in exchange for shares of Exchangeable Preferred Stock pursuant to Section 6 hereof.

         SECTION 8. No Impairment. The Company will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Exchangeable Preferred Stock against dilution or other impairment.

         SECTION 9.  Redemption.

                  (a) Redemption Option. In the event of a Change of Control which is not subject to Section 6(a) hereof, in addition to such other rights as are provided hereunder to the holders of Exchangeable Preferred Stock, such holders shall have the option to require the Company to redeem all or any part of such holders' shares of Exchangeable Preferred Stock at a redemption price per share of Exchangeable Preferred Stock, payable in cash, equal to (x) the Fair Market Value of the greatest consideration per share payable to holders of Common Stock in connection with such Change of Control multiplied by (y) the Adjustment Rate then in effect, plus (z) an amount equal to all accrued and unpaid dividends on such share of Exchangeable Preferred Stock through the date of such redemption. For the purposes of this Section 9, "Fair Market Value" for any consideration other than cash shall be deemed to be (i) if such consideration is securities then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the last sale prices of a share of such securities for the 15 consecutive trading days commencing 20 trading days before the date of such Change of Control, or, if there shall have been no sales of such securities on any such trading day, the average of the closing bid and asked prices at the end of such trading day or (ii) if such consideration is other property or securities not then listed or admitted to trading on any national securities exchange or traded on any national market system, as determined in good faith by an independent investment bank of nationally recognized standing.

         (b) Mechanics of Redemption. The Company shall send, by first class mail, postage prepaid, a notice to each holder of Exchangeable Preferred Stock at such holder's address as it appears on the stock books of the Company. Such notice shall state:

         (i) that a Change of Control which is not subject to Section 6(a) hereof has occurred, and that such holder shall have the option to require the Company to redeem all or any part of such holder's shares of Exchangeable Preferred Stock;

         (ii) the redemption price (including the amount of accrued dividends, if any) and the redemption date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

         (iii) that any shares of Exchangeable Preferred Stock not redeemed will continue to accrue dividends;

         (iv) that, unless the Company defaults in making payment therefor, any share of Exchangeable Preferred Stock accepted for redemption shall cease to accrue dividends after the Change of Control Payment Date;

         (v) that holders electing to have any shares of Exchangeable Preferred Stock redeemed will be required to surrender the certificate or certificates representing such shares, properly endorsed for transfer together with such customary documents as the Company and the transfer agent may reasonably require, in the manner and at the place specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

         (vi) that holders will be entitled to withdraw their election if the Company receives, not later than five business days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the number of shares of Exchangeable Preferred Stock such holder delivered for redemption and a statement that such holder is withdrawing his election to have such shares of Exchangeable Preferred Stock redeemed;

         (vii) that holders whose shares of Exchangeable Preferred Stock are redeemed only in part will be issued a new certificate representing the unredeemed shares of Exchangeable Preferred Stock; and

         (viii) the circumstances and relevant facts regarding such Change of Control.

                  (c) Payment on Redemption. On the Change of Control Payment Date, the Company shall (A) accept for payment the shares of Exchangeable Preferred Stock to be redeemed, (B) pay to the holders of shares to be redeemed the redemption price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Company defaults in the payment for the shares of Exchangeable Preferred Stock to be redeemed, dividends shall cease to accrue with respect to such shares and all rights of holders of such shares shall terminate, except for the right to receive payment therefor.

         SECTION 10. Status of Reacquired Shares. If shares of Exchangeable Preferred Stock are exchanged pursuant to Section 6 hereof or redeemed pursuant to Section 9 hereof, the shares so exchanged or redeemed shall, upon compliance with any statutory requirements, assume the status of authorized but unissued shares of preferred stock of the Company, but may not be reissued as Exchangeable Preferred Stock.

         SECTION 11. Preemptive Rights. The Exchangeable Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

         SECTION 12. Fractional Shares. Exchangeable Preferred Stock may be issued in fractions of a share (in one one-thousandths (1/1000) of a share and integral multiples thereof) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Exchangeable Preferred Stock.

         SECTION 13. Notices. Except as otherwise provided herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by and when sent by telex or telecopier (with receipt confirmed) on the business day following receipt, provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of Exchangeable Preferred Stock, to such holder's address as it appears on the books of the Company, and (ii) in the case of the Company, to the Company's principal executive offices to the attention of the Company's Chief Financial Officer.

         SECTION 14. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         IN WITNESS WHEREOF, IMC Mortgage Company has caused these Articles of Amendment to be duly executed by its duly authorized officer and attested by its Secretary this 14th day of October, 1998.

                                              IMC MORTGAGE COMPANY



                                              By: /s/
                                                  ---------------------
                                                  Name:
                                                  Title:


ATTEST:
/s/
-----------------------
Name:
Title:

                              ARTICLES OF AMENDMENT
             DESIGNATING THE PREFERENCES, RIGHTS AND LIMITATIONS OF
                           THE CLASS D PREFERRED STOCK
                                       OF
                              IMC MORTGAGE COMPANY

         Pursuant to Section 607.0602 of the Florida Business Corporation Act (the "Act"), IMC Mortgage Company, a Florida corporation (the "Company"), hereby certifies that the following amendments were duly adopted by the Board of Directors of the Company (the "Board") on October 13, 1998, pursuant to authority conferred upon the Board by the provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation").

         DESIGNATION OF CLASS D PREFERRED STOCK. The Class, designated as Class D Preferred Stock will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

         SECTION 1. Designation, Rank. This series of preferred stock shall be designated the "Class D Preferred Stock," with a par value of $0.01 per share (the "Class D Preferred Stock"). The Class D Preferred Stock will rank, with respect to rights on liquidation, winding-up and dissolution, (i) senior to all classes of common stock of the Company, as they exist on the date hereof or as such stock may be constituted from time to time (the "Common Stock"), and each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock do not expressly provide that it ranks on a parity with the Class D Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Junior Securities"); (ii) on a parity with the Class A Preferred Stock, Class B Preferred Stock and Class C Exchangeable Preferred Stock of the Company, and each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock expressly provide that it will rank on a parity with the Class D Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Parity Securities"); and (iii) junior to each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock expressly provide that it will rank senior to the Class D Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Senior Securities").

         SECTION  2.  Authorized   Number.   The  authorized  number  of  shares
constituting the Class D Preferred Stock shall be 800,000 shares.

         SECTION 3. Dividends. (a) The holders of Class D Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, dividends payable in cash equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, including, without limitation, evidences of indebtedness, equity securities (including equity interests in the Company's subsidiaries) or other assets, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock.

         (b) The Company shall declare a dividend or distribution on the Class D Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Class D Preferred Stock from the date the Company declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock). Dividends paid on the shares of Class D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of Class D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         SECTION 4. Liquidation Rights. The liquidation value of each share of Class D Preferred Stock shall be $10.00 (the "Liquidation Value"). In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after satisfaction of the claims of creditors and before any payment or distribution of assets is made on any Junior Securities, including, without limitation, the Common Stock but after any payment or distribution of assets to holders of Senior Securities, if any, (i) the holders of Class D Preferred Stock shall receive a liquidation preference equal to the greater of (A) the Liquidation Value of their shares, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (B) an aggregate amount per share, subject to the provision for ad justment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock and (ii) the holders of any Parity Securities shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution (whether or not declared). In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Class D Preferred Stock are entitled immediately prior to such event under the provision in clause
(A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. If, upon such a voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company are insufficient to pay in full the amounts described above as payable with respect to the Class D Preferred Stock and any Parity Securities, the holders of the Class D Preferred Stock and such Parity Securities will share ratably in any distribution of assets of the Company in proportion to their respective liquidation preferences. After payment of such liquidation preference, the Class D Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither the sale or transfer of all or any part of the assets of the Company, nor the merger or consolidation of the Company into or with any other corporation or a merger of any other corporation with or into the Company, will be deemed to be a liquidation, dissolution or winding-up of the Company.

         SECTION 5. Voting Rights. The holders of Class D Preferred Stock shall have the following voting rights:

                  (a) Subject to the provisions for adjustment as hereinafter set forth, each share of Class D Preferred Stock shall entitle the holder thereof to 1,000 votes (and each one one-thousandth of a share of Class D Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of Class D Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) If (i) a Change of Control (as defined in Section 7(ii), but substituting 50% for 35% where such number appears in paragraph (a) thereof) shall not have occurred on or prior to April 14, 1999, and
         (ii) on or after such date, the Class D Preferred Stock constitutes a majority of the voting power of the issued and outstanding capital stock of the Company (together, a "Board Triggering Event"), then the number of directors constituting the Board of Directors shall be adjusted to permit the holders of Class D Preferred Stock, voting separately as one class, to elect a majority of the directors. Holders of a majority of the issued and outstanding shares of the Class D Preferred Stock, voting separately as one class, shall have the exclusive right to elect a majority of the directors at a meeting therefor called upon occurrence of such Board Triggering Event, and at every subsequent meeting at which the terms of office of the directors so elected by the holders of Class D Preferred Stock expire (other than as described in paragraph (c) below).

                  (c) The right of the holders of Class D Preferred Stock voting separately as one class to elect members of the Board of Directors as set forth in paragraph (b) above shall continue until such time as the Class D Preferred Stock ceases to constitute a majority of the voting power of the issued and outstanding capital stock of Company. At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Class D Preferred Stock, voting separately as a class pursuant to paragraph (b), or if vacancies shall exist in the offices of directors elected by the holders of the Class D Preferred Stock, a proper officer of the Company may, and upon the written request of the holders of record of at least 10% of the shares of Class D Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the holders of Class D Preferred Stock, for the purpose of electing the directors which such holders are entitled to elect. If such meeting shall not be called by the proper officer of the Company within 20 days after personal service of said written request upon the Secretary of the Company, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of record of at least 20% of the outstanding shares of the Class D Preferred Stock may designate in writing one of their numbers to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon not more than 15 days notice of the Company and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this paragraph (c), no such special meeting shall be called if any such request is received less than 30 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Company. Any holder of Class D Preferred Stock so designated shall have, and the Company shall provide, access to the lists of holders of Class D Preferred Stock for purposes of calling a meeting pursuant to the provisions of this paragraph (c).

                  (d) At any meeting held for the purpose of electing directors at which the holders of Class D Preferred Stock shall have the right, voting separately as one class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least a majority of the outstanding Class D Preferred Stock shall be required to constitute a quorum of such Class D Preferred Stock.

                  (e) Any vacancy occurring in the office of a director elected by the holders of Class D Preferred Stock may be filled by the remaining director elected by the holders of Class D Preferred Stock unless and until such vacancy shall be filled by the holders of Class D Preferred Stock.

                  (f) Except as otherwise provided herein, in the Articles of Incorporation, in any other certificate of designation creating a series of preferred stock or any similar stock, or by law, the holders of Class D Preferred Stock and the holders of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

                  (g) So long as any shares of Class D Preferred Stock are outstanding, the vote or consent of the holders of 66 2/3% of the outstanding shares of Class D Preferred Stock, voting together as a single class, shall be necessary to (i) increase or decrease the par value of the shares of Class D Preferred Stock or (ii) amend Article IV of the Articles of Incorporation, or alter or change the powers, preferences, or special rights of the shares of Class D Preferred Stock, so as to affect them adversely, either directly or indirectly, or through a merger or consolidation with any person, or (iii) authorize or issue any additional class or series of Parity Securities or Senior Securities, or any security convertible into Parity Securities or Senior Securities.

         SECTION 6. Certain Transactions.

         (a) Consolidation, Merger or Sale of Assets. If any transaction shall occur, including without limitation (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation or merger of the Company with or into another person or any merger of another person into the Company (other than a merger in which the Company is the surviving corporation and that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale, lease or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange, pursuant to any of which holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that each share of Class D Preferred Stock then outstanding shall be converted into the right to receive without any further action on the part of the holder thereof, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, lease, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such share of Class D Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, lease, transfer or share exchange, assuming solely for such purpose that each share of Class D Preferred Stock is convertible at the option of the holder thereof into 1,000 (one thousand) fully paid and non-assessable shares of Common Stock (such assumed rate of conversion, as adjusted from time to time, the "Adjustment Rate"), and the Company shall not enter into any such merger, consolidation, sale, lease transfer or share exchange unless the company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation, other constituent document or the agreements relating to such transaction to assume or establish such right.

         (b) Anti-dilution Provisions. The Adjustment Rate is subject to adjustment from and after October 14, 1998, whether or not any Class D Preferred Stock is outstanding, from time to time as follows:

                  (i) In case the Company shall (1) pay a dividend or make a distribution on Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a smaller number of shares, the Adjustment Rate in effect immediately prior to such action shall be adjusted so that if the holder of any Class D Preferred Stock were able to convert such stock into Common Stock, such holder would be entitled to receive the number of shares of Common Stock which such holder would have been entitled to receive immediately following such action had the holder's Class D Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection (i) shall become effective immediately (except as provided in subsection (vi) below) after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (ii) In case the Company shall (x) issue, sell or otherwise distribute any shares of Common Stock or (y) issue rights, options or warrants entitling the holder thereof to subscribe for or purchase shares of Common Stock ("Options") or any indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both ("Convertible Securities") to any person, in the case of clause (x) above, at a price per share, or in the case of clause (y) above, at an exercise or conversion price per share, less than the Current Market Value per share (as defined in subsection (iv) below) of the Common Stock on the record date mentioned below (other than a dividend payable to holders of Common Stock which is also distributed to holders of Class D Preferred Stock pursuant to
         Section 3 hereof), then the Adjustment Rate in effect immediately prior thereto shall be adjusted so that it shall equal the rate determined by multiplying the Adjustment Rate in effect immediately prior to the date of issuance of such Common Stock, Options or Convertible Securities by a fraction of which

                           (1) the numerator  shall be the sum of (A) the number
                  of shares of Common Stock outstanding on the date of issuance, sale, transfer or distribution of such Common Stock, Options or Convertible Securities immediately prior to such issuance, sale, transfer or distribution plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase, or subject to issuance upon exercise, conversion or exchange of such Options or Convertible Securities, and

                           (2) the denominator shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such Common

                  Stock, Options or Convertible Securities immediately prior to such issuance, sale, transfer or distribution plus (B) the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Value (determined by multiplying such total number of shares offered for subscription or purchase or subject to issuance upon exercise, conversion or exchange of such Options or Convertible Securities by the sum of the exercise price of such Options or Convertible Securities plus the value of any consideration per share paid to the Company for such Common Stock, Options or Convertible Securities and dividing the product so obtained by such Current Market Value).

                  Such adjustment shall be made successively whenever any Common Stock is issued, sold or otherwise distributed or any Convertible Securities or Options are issued, and shall become effective immediately (except as provided in subsection (vi) below) after the record date for the determination of shareholders entitled to receive such Convertible Securities or Options, as the case may be. In determining the value of any consideration received by the Company for such Common Stock, Convertible Securities or Options, as the case may be, the determination of the Board in good faith shall be conclusive and shall be described in a Board resolution, provided that any shares of Common Stock issued or issuable as contingent consideration or earn-out payments in respect of acquisition agreements made by the Company on or prior to the date hereof shall give rise to an adjustment hereunder when the number of such shares to be issued becomes fixed and shall be deemed to have been issued for no consideration. If such an adjustment is made and such Options or Convertible Securities are later exchanged, redeemed, invalidated or terminated, or expire by their terms, then a corresponding reversing adjustment shall be made to the Adjustment Rate, on an equitable basis, to take account of such event.

                  (iii) Notwithstanding subsection (ii) above, any adjustments to the Adjustment Rate to account for the issuance of "Rights" under a Shareholder Rights Plan or Agreement (a "Rights Agreement") adopted subsequent to the date hereof shall be made when such Rights are exercised or exchanged by the Company for Common Stock (Common Stock issued pursuant to the exercise of, or exchange by the Company for, such Rights are referred to as "Rights

         Stock") pursuant to a Rights Agreement or like arrangement at a price per share less than the Current Market Value per share of Common Stock on the date of such exercise or exchange. The Adjustment Rate in effect immediately prior to such exercise or exchange shall be adjusted so that it shall equal the rate determined by multiplying the Adjustment Rate in effect immediately prior to the date of such exercise or exchange by a fraction of which

                           (1) the numerator  shall be the sum of (A) the number
                  of shares of Common Stock outstanding on the date of issuance of such Rights Stock immediately prior to such issuance plus
                  (B) the number of additional shares of Rights Stock which are so issued, and

                           (2) the denominator shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such Rights Stock immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received for the total number of shares of Rights Stock so issued would purchase at such Current Market Value (determined by multiplying such total number of shares of Rights Stock by the consideration received per share of such Rights Stock and dividing the product so obtained by such Current Market Value).

                  Such adjustment shall be made successively whenever any Rights Stock is issued, and shall become effective immediately (except as provided in subsection (vi) below) after the issuance of Rights Stock. If after the "Distribution Date" or a similar date (as defined in a Rights Agreement), holders converting shares of Class D Preferred Stock are, for any reason, not entitled to receive the Rights or similar rights, options or warrants which would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon such conversion, then an increasing adjustment shall be made in the Adjustment Rate to reflect the fair market value of the Rights or similar rights, options or warrants. If such an adjustment is made and the Rights or similar rights, options or warrants are later exchanged, redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Adjustment Rate, on an equitable basis, to take account of such event.

                  (iv) For the purpose of any computation under subsections (ii) and (iii) above, the "Current Market Value" per share of stock on any date shall be deemed to be (i) if shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the last sale prices of a share of such stock for the 15 consecutive trading days commencing 20 trading days before the earliest of the date in question and the date before the "ex date" with respect to the issuance or distribution requiring such computation, or, if there shall have been no sales of such stock on any such trading day, the average of the closing bid and asked prices at the end of such trading day or (ii) if no shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the Current Market Value of a share of Common Stock shall be determined in good faith by an independent investment bank of nationally recognized standing. For purposes of clause (ii) of the preceding sentence, the determination of "Current Market Value" shall be made without consideration of (w) the lack of an actively trading public market for the Common Stock, (x) any restrictions on the transfer of shares of Common Stock and (y) any discount for holdings of less than a majority or controlling interest of the outstanding capital stock of the Company. For purposes of this subsection (iv), the term "ex date", when used with respect to any issuance or distribution, means the first date on which the stock trades regular way on the principal national securities exchange on which the stock is listed or admitted to trading (or if not so listed or admitted, on NASDAQ, or a similar organization if NASDAQ is no longer reporting trading information) without the right to receive such issuance or distribution.

                  (v) If any event occurs as to which the other provisions of this Section 6(b) are not strictly applicable but the failure to make any adjustment would not fairly protect the economic rights of the Class D Preferred Stock in accordance with the essential intent and principles hereof, then, in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this
         Section 6(b), necessary to preserve, without dilution, the economic rights of the Class D Preferred Stock. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the holders of the Class D Preferred Stock and shall make the adjustments described therein.

                  (vi) In any case in which this Section 6(b) shall require that an adjustment be made immediately following a record date or immediately following the exercise of, or exchange of Rights Stock for, a Right, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the later of the "ex date" as defined above and the effective date of the event giving rise to such adjustment).

                  (vii) Whenever the Adjustment Rate is adjusted as provided above:

                           (1) the Company shall compute the adjusted Adjustment
                  Rate and shall promptly file with the stock transfer or conversion agent, as appropriate, for the Class D Preferred Stock, a certificate signed by a principal financial officer of the Company setting forth the adjusted Adjustment Rate and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof; and

                           (2) a notice  stating  that the  Adjustment  Rate has
                  been adjusted and setting forth the adjusted Adjustment Rate shall, as soon as practicable, be sent by first-class mail to the holders of record of the Class D Preferred Stock, and to holders of record of the Class C Exchangeable Preferred Stock of the Company.

                           In case:

                           (A) the Company shall  authorize the issuance,  sale,
                  transfer  or   distribution   of  Common  Stock,   Options  or
                  Convertible Securities to any person;

                           (B) of any reorganization or  reclassification of the
                  Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or a subdivision or combination of its outstanding Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale, lease or transfer of all or substantially all the assets of the Company; or

                           (C) of the voluntary or involuntary liquidation, dissolution or winding-up of the Company;

         then the Company shall cause to be mailed to the stock transfer or conversion agent, as appropriate, for the Class D Preferred Stock and to the holders of record of Class D Preferred Stock, and to holders of record of the Class C Exchangeable Preferred Stock of the Company, at least 20 days (or 10 days in any case described in subsection (A) above) prior to the applicable record date or effective date specified below, a notice stating (x) the date as of which such persons to be entitled to such Common Stock, Options or Convertible Securities are to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up. Neither the failure to give the notice required by this subsection (vii), nor any defect therein, to any particular holder shall affect the sufficiency of the notice or the legality or validity of any such Common Stock, Option, Convertible Security, reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up, or the vote authorizing any such action with respect to the other holders.

         SECTION 7. Approval Rights. For so long as there are any outstanding shares of Class D Preferred Stock, the Company shall not take, and shall not permit any of its subsidiaries to take, any of the following actions without the written consent of the holders of a majority of the shares of Class D Preferred Stock then outstanding:

                  (i) declare or pay any dividend on, or make any payment on account of, or set apart any assets (other than setting aside Common Stock for exercise of options or conversion rights) for a sinking or other analogous fund, for the purchase, redemption, defeasance, retirement, or other acquisition of, any shares of any class of capital stock of the Company or any Options to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or in obligations or other securities of the Company, except that the Company may:

                  (A) make cash payments of up to $10,000,000 in any fiscal year of the Company to redeem any shares of any class of capital stock of the Company or any Options to purchase any such capital stock, whether now or hereafter outstanding; and

                  (B) make any redemptions of any shares of any class of capital stock of the Company or any Options to purchase any such capital stock to the extent such redemption is expressly approved by the holders of a majority of the shares of Class D Preferred Stock then outstanding;

                  (ii) consummate any transaction that would result in a Change of Control; provided, however that no consent of the holders of the Class D Preferred Stock shall be required in the event of: (A) a merger, consolidation, share exchange, business combination or other similar transaction which results in the outstanding Common Stock being converted into the right to receive cash or securities of a company the outstanding common stock or other common equity securities of which is listed on the New York Stock Exchange or NASDAQ National Market System and which has a publicly traded float of at least $500 million (a "Qualifying Issuer"); (B) a sale, conveyance, lease, exchange, transfer or other disposition of all or substantially all the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or in a series of transactions outside of the ordinary course of business, and the consideration for such transaction is cash or securities of a Qualifying Issuer; (C) a tender offer or exchange offer for any or all of the outstanding shares of Common Stock and the consideration for such transaction is cash or securities of a Qualifying Issuer; or (D) any of the foregoing transactions described in clauses (A), (B) and (C), in which the holder of any Class D Preferred Stock receives consideration in connection with such transaction upon consummation thereof equal to the consideration that would have been payable to such holder had such Class D Preferred Stock been converted into Common Stock of the Borrower assuming for such purpose conversion at the Adjustment Rate in effect immediately prior to the closing or record date for such transaction, regardless of whether there were sufficient shares of Common Stock authorized to permit such conversion. "Change of Control" means the occurrence of any of the following events:

                           (a) any  "Person"  (as such term is used in  Sections
                  13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 35% of the voting capital stock of the Company; or

                           (b)  individuals  who at the date hereof  constituted
                  the Board (together with any such individuals whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a majority of the directors then still in office who were directors on the date hereof or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

                           (c) the Company or any of its subsidiaries consummates any sale, lease, exchange or other disposition of all or substantially all of its assets in any transaction or series of transactions not in the ordinary course of business; or

                           (d) The Company engages in a merger, consolidation or
                  similar business combination with any third party;

                  (iii) acquire by purchase the business, assets or stock of any business for an aggregate purchase price (as determined in good faith by the Board) of more than $100 million; or

                  (iv) effect any voluntary liquidation, dissolution or winding up of the Company.

         SECTION 8. No Impairment. The Company will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Class D Preferred Stock against dilution or other impairment.

         SECTION 9.  Redemption.

         (a) Redemption Option. In the event of a Change of Control which is not subject to Section 6(a) hereof, in addition to such other rights as are provided hereunder to the holders of Class D Preferred Stock, such holders shall have the option to require the Company to redeem all or any part of such holders' shares of Class D Preferred Stock at a redemption price per share of Class D Preferred Stock, payable in cash, equal to (x) the Fair Market Value of the greatest consideration per share payable to holders of Common Stock in connection with such Change of Control multiplied by (y) the Adjustment Rate then in effect, plus (z) an amount equal to all accrued and unpaid dividends on such share of Class D Preferred Stock through the date of such redemption. For the purposes of this Section 9, "Fair Market Value" for any consideration other than cash shall be deemed to be (i) if such consideration is securities then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the last sale prices of a share of such securities for the 15 consecutive trading days commencing 20 trading days before the date of such Change of Control, or, if there shall have been no sales of such securities on any such trading day, the average of the closing bid and asked prices at the end of such trading day or (ii) if such consideration is other property or securities not then listed or admitted to trading on any national securities exchange or traded on any national market system, as determined in good faith by an independent investment bank of nationally recognized standing.

         (b) Mechanics of Redemption. The Company shall send, by first class mail, postage prepaid, a notice to each holder of Class D Preferred Stock at such holder's address as it appears on the stock books of the Company. Such notice shall state:

         (i) that a Change of Control which is not subject to Section 6(a) hereof has occurred, and that such holder shall have the option to require the Company to redeem all or any part of such holder's shares of Class D Preferred Stock;

         (ii) the redemption price (including the amount of accrued dividends, if any) and the redemption date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

         (iii) that any shares of Class D Preferred Stock not redeemed will continue to accrue dividends;

         (iv) that, unless the Company defaults in making payment therefor, any share of Class D Preferred Stock accepted for redemption shall cease to accrue dividends after the Change of Control Payment Date;

         (v) that holders electing to have any shares of Class D Preferred Stock redeemed will be required to surrender the certificate or certificates representing such shares, properly endorsed for transfer together with such customary documents as the Company and the transfer agent may reasonably require, in the manner and at the place specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

         (vi) that holders will be entitled to withdraw their election if the Company receives, not later than five business days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the number of shares of Class D Preferred Stock such holder delivered for redemption and a statement that such holder is withdrawing his election to have such shares of Class D Preferred Stock redeemed;

         (vii) that holders whose shares of Class D Preferred Stock are redeemed only in part will be issued a new certificate representing the unredeemed shares of Class D Preferred Stock; and

         (viii) the circumstances and relevant facts regarding such Change of Control.

         (c) Payment on Redemption. On the Change of Control Payment Date, the Company shall (A) accept for payment the shares of Class D Preferred Stock to be redeemed, (B) pay to the holders of shares to be redeemed the redemption price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Company defaults in the payment for the shares of Class D Preferred Stock to be redeemed, dividends shall cease to accrue with respect to such shares and all rights of holders of such shares shall terminate, except for the right to receive payment therefor.

         SECTION 10. Status of Reacquired Shares. If shares of Class D Preferred Stock are redeemed pursuant to Section 9 hereof, the shares so redeemed shall, upon compliance with any statutory requirements, assume the status of authorized but unissued shares of preferred stock of the Company, but may not be reissued as Class D Preferred Stock.

         SECTION 11. Preemptive Rights. The Class D Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

         SECTION 12. Fractional Shares. Class D Preferred Stock may be issued in fractions of a share (in one one-thousandths (1/1000) of a share and integral multiples thereof) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class D Preferred Stock.

         SECTION 13. Notices. Except as otherwise provided herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by and when sent by telex or telecopier (with receipt confirmed) on the business day following receipt, provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of Class D Preferred Stock, to such holder's address as it appears on the books of the Company, and (ii) in the case of the Company, to the Company's principal executive offices to the attention of the Company's Chief Financial Officer.

         SECTION 14. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         IN WITNESS WHEREOF, IMC Mortgage Company has caused these Articles of Amendment to be duly executed by its duly authorized officer and attested by its Secretary this 14th day of October, 1998.

                                     IMC MORTGAGE COMPANY



                                     By: /s/
                                         ------------------------
                                         Name:
                                         Title:


ATTEST:
/s/
-----------------------
Name:
Title:


                                       19